UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2012 (January 30, 2012)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01         Entering into a Material Definitive Agreement

On January 30, 2012, Ennis, Inc. and its subsidiary, Crabar/GBF, Inc., agreed to acquire from Cenveo Corporation, and its subsidiaries, Cenveo Resale Ohio, LLC, and Printegra Corporation, certain assets of Cenveo’s document business, including the manufacturing facilities branded under the names PrintXcel and Printegra. The PrintXcel facilities are located in Visalia, CA; Toledo, OH; Clarkesville, TN and Fairhope, AL. The Printegra facilities are located in Livermore, CA; Arlington, TX; Smyrna, GA; Indianapolis, IN; Fairport, NY; and Greensboro, NC, with a sales office in Jaffrey, NH. The purchase price is $40 million, plus assumption of trade payables. The transaction is expected to close during February 2012.

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Ennis, Inc. press release dated January 30, 2012 announcing the acquisition of the documents business of Cenveo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: January 31, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ennis, Inc. press release dated January 30, 2012 announcing the acquisition of the documents business of Cenveo Corporation.